           As filed with the Securities and Exchange Commission on July 28, 1995
                                                       Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ---------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                     Under
                           The Securities Act of 1933
                       ---------------------------------

                              Nevada Power Company
               (Exact name of issuer as specified in the charter)

            NEVADA                                              88-0045330
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

               6226 West Sahara Avenue, Las Vegas, Nevada 89102
              (Address of Principal Executive Offices)(Zip Code)

                    Nevada Power Company 401(k) Savings Plan
                            (Full title of the plan)

        Charles A. Lenzie, Chairman of the Board, Nevada Power Company,
                    P.O. Box 230, Las Vegas, Nevada 89151
                   (Name and address of agent for service)

                           Telephone (702) 367-5000
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                             GLEN E. STEPHENS, Esq.
                              Best, Best & Krieger
                                 P.O. Box 1028
                          Riverside, California 92502
- --------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
                        -------------------------------
                                                      Proposed      Proposed
                         Proposed        Proposed     Maximum       Amount of
Title of Each Class      Amount          Maximum      Aggregate     Registration
of Securities to         to be           Offering     Offering      Fee
be Registered            Registered      Price        Price         Per Unit(1)
- -------------------      ----------      --------     ---------     ------------
Common Stock, par value
$1 per share.........    200,000 shares  $19.50       $3,900,000    $1,344.83
- --------------------------------------------------------------------------------
(1) Estimated pursuant to Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the registrant's Common Stock reported on the Consolidated Tape on July 24, 1995.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

            INCORPORATION BY REFERENCE OF FORM S-8, FILE NO. 33-50809

There   is  hereby  incorporated  herein  by  reference  the  contents  of  the registration statement previously filed by Nevada Power Company on Form S-8, File No. 33-50809.


DOCUMENTS INCORPORATED BY REFERENCE BY THE PLAN

The Plan hereby incorporates by reference the Plan's Annual Report on Form 11-K for the year ended December 31, 1994, File No. 1 4698 1994.

All documents hereafter filed by the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                 LEGAL OPINIONS

The validity of the Common Stock will be passed upon the Company by Mr. Richard
L. Hinckley, Vice President, Secretary and General Counsel for the Company, and by Best, Best & Krieger, 3750 University Avenue, Riverside, California. For the purposes of their opinion, Best, Best & Krieger, may rely on the opinion of Mr. Hinckley as to matters governed by the law of the State of Nevada.


                                EXPERTS

The financial statements and the related financial statement schedules incorporated in the Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and from the Annual Report on Form 11-K of Nevada Power 401(k) Savings Plan for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    Part II

Item 8. List of Exhibits Not Previously Filed On Form S-8, File No. 33-50809

 5.1     Opinion of Best, Best & Krieger re Common Stock.
 5.2 Opinion of Best, Best & Krieger re ERISA compliance and Plan qualification under Internal Revenue Code of 1986 section 401(a).
23.1     Consent  of  Richard  L.  Hinckley  (included   in  Part  II  of  this
         Registration Statement).
23.2 Consent of Deloitte & Touche LLP (included in Part II of this Registration Statement).
23.3 Consent of Best, Best & Krieger (included in Part II of this Registration Statement).
99.1     Nevada Power Company 401(k) Savings Plan, Amendment - 1993-1.
99.2     Nevada Power Company 401(k) Savings Plan, Amendment - 1994-1.
99.3     Nevada Power Company 401(k) Savings Plan, Amendment - 1995-1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for  filing  on  Form  S-8  and has duly caused this  registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas and State of Nevada on the 26th day of
                                                                   ----
July, 1995.
- ----


NEVADA POWER COMPANY



                                    By      CHARLES A. LENZIE
                                      -----------------------------------------
                                      (Charles A. Lenzie, Chairman of the Board
                                            and Chief Executive Officer)


                               POWER OF ATTORNEY

     Know All By These Presents, that each individual whose signature appears below constitutes and appoints Charles A. Lenzie and Steven W. Rigazio, and each of them, his true and lawful attorneys in fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

(1) PRINCIPAL EXECUTIVE OFFICER
                                       Chairman of the
                                       Board and Chief
 CHARLES A. LENZIE                    Executive Officer           July 26, 1995
- --------------------------------
(CHARLES A. LENZIE)



(2) PRINCIPAL FINANCIAL AND
    PRINCIPAL ACCOUNTING OFFICER
                                  Vice President, Finance and
                                      Planning, Treasurer,
 STEVEN W. RIGAZIO                  Chief Financial Officer       July 26, 1995
- --------------------------------
(STEVEN W. RIGAZIO)



(3)  DIRECTORS


 MARY LEE COLEMAN                    Director                     July 26, 1995
- --------------------------------
(MARY LEE COLEMAN)


 FRED D. GIBSON, JR.                 Director                     July 26, 1995
- --------------------------------
(FRED D. GIBSON, JR.)

 JOHN L. GOOLSBY                    Director                      July 26, 1995
- --------------------------------
(JOHN L. GOOLSBY)


 JERRY E. HERBST                    Director                      July 26, 1995
- --------------------------------
(JERRY E. HERBST)


 JAMES C. HOLCOMBE                  Director                      July 26, 1995
- --------------------------------
(JAMES C. HOLCOMBE)


 CONRAD L. RYAN                     Director                      July 26, 1995
- --------------------------------
(CONRAD L. RYAN)


                                    Director                             , 1995
- --------------------------------
(FRANK E. SCOTT)


 A. M. SMITH                        Director                      July 26, 1995
- --------------------------------
(A. M. SMITH)


 J. A. TIBERTI                      Director                      July 26, 1995
- --------------------------------
(J. A. TIBERTI)

     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 26th day of July, 1995.
               ----        ----

                                        Nevada Power Company
                                        401(k) Savings Plan




                                        By     CHARLES A. LENZIE
                                          ----------------------------
                                               CHARLES A. LENZIE
                                              401(k) Savings Plan
                                              Committee Chairman

                                                                   EXHIBIT 23.1


                               CONSENT OF COUNSEL

     I hereby consent to the use of my name as Vice President, Secretary and General Counsel of the Company wherever it appears in the Registration Statement, and all amendments thereto.





                                          RICHARD L. HINKCLEY
                                          RICHARD L. HINCKLEY


Las Vegas, Nevada
July 26, 1995

                                                                   EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Nevada Power Company on Form S-8 of our reports dated February 10, 1995 and June 24, 1995, appearing in or incorporated by reference in the Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 1994, and in the Annual Report on Form 11-K of Nevada Power 401(k) Savings Plan for the year ended December 31, 1994, respectively. We also consent to the reference to us under the heading "Experts" in the prospectus which is part of such Registration Statement.





DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Las Vegas, Nevada
July 26, 1995

                                                                   EXHIBIT 23.3


                               CONSENT OF COUNSEL

     We hereby consent to all references to our Firm included in or made a part of this Registration Statement, and all amendments thereto.






                                           BEST, BEST & KRIEGER
                                           BEST, BEST & KRIEGER

Riverside, California
July 27, 1995

                                 EXHIBIT INDEX



Exhibit
- -------

 5.1  Opinion of Best, Best & Krieger re Common Stock.
 5.2 Opinion of Best, Best & Krieger and Plan qualification under Internal Revenue Code of 1986 Section 401(a).
23.1 Consent of Richard L. Hinckley (included in Part II of this Registration Statement).
23.2 Consent of Deloitte & Touche LLP(included in Part II of this Registration Statement).
23.3 Consent of Best, Best & Krieger (included in Part II of this Registration Statement).
99.1  Nevada Power Company 401(k) Savings Plan, Amendment 1993-1
99.2  Nevada Power Company 401(k) Savings Plan, Amendment 1994-1.
99.3  Nevada Power Company 401(k) Savings Plan, Amendment 1995-1.